As filed with the Securities and Exchange Commission on December 27, 2012

Registration No. 333-183319

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BioCancell Ltd.
(Exact name of registrant as specified in its charter)

Israel	N/A
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Beck Science Center
8 Hartom St., Har Hotzvim
Jerusalem 97775, Israel
 (Address of Principal Executive Offices) (Zip Code)

2011 BioCancell Compensation Plan
 (Full title of the plan)

BioCancell Therapeutics Inc.
c/o Corporation Service Company
2711 Centerville Road, Suite 4000
Wilmington, DE  19808
(Name and address of agent for service)

(302) 636-5400
 (Telephone number, including area code, of agent for service)

Copy of Communications to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

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EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-183319, originally filed August 15, 2012.

In accordance with an undertaking made by BioCancell Ltd. (the “Company”) in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 27th day of December, 2012.

BIOCANCELL LTD.

By:	/s/ Jonathan Burgin
Name: Jonathan Burgin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of December, 2012.

Signature	Title

/s/ Jonathan Burgin	Chief Executive Officer (principal executive officer)
Jonathan Burgin

/s/ Or Dolev	Controller (principal financial and accounting officer)
Or Dolev

/s/ Aharon Schwartz	Chairman of the Board
Aharon Schwartz

/s/ Ruben Krupik	Director
Ruben Krupik

Director
Ofer Goldberg

/s/ Abraham Hochberg	Director
Abraham Hochberg

/s/ Hanoch Rappaport	Director
Hanoch Rappaport

Director
David Schlachet

/s/ Orly Yarkoni	Director
Orly Yarkoni

/s/ Gil Milner	Director
Gil Milner

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BioCancell Ltd. has signed this form on the 27th day of December, 2012.

BIOCANCELL THERAPEUTICS INC.

By:	/s/ Jonathan Burgin
Name: Jonathan Burgin
Title: Chief Executive Officer

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